EXHIBIT 10.6





June 30, 1999



Southern Security Bank Corporation
3475 Sheridan Street
Hollywood, FL 33021

Please be advised that effective July 1, 1999, I voluntarily and forever waive certain elements expressed in the Executive Employment Agreement of June 11, 1992, and amended June 30, 1997, as follows:

1)   Salary: Reduce salary from $175,000 per year to $150,000 per year;

2) Insurance: Reduce the insurance requirement from $1,750,000 Whole Life Annuity Insurance Policy to a Term Life Insurance Policy with a $2,000,000 death benefit;

3) Other Benefit: Eliminate the membership for executive and family in any country club(s).

Sincerely,

s/ JAMES L. WILSON
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James L. Wilson
Chief Executive Officer
Southern Security Bank Corporation

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To:               Floyd D. Harper, SSBC VP

From:             James L. Wilson
                                                           MEMORANDUM
Subject:          Stock Option Price Adjustment

Date:             June 30, 1999



This is to confirm that as of today's date this writer voluntarily adjusts the exercise price of all options for the purchase of Class A Common Stock granted to me between January 1, 1999 and June 30, 1999 to $1.25 per share in lieu of the amount stipulated in my employment agreement contract.


s/ JAMES L. WILSON
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James L. Wilson